EXHIBIT 23.1

                          DUANE, MORRIS & HECKSCHER LLP

                                ATTORNEYS AT LAW

                          1667 K STREET N.W., SUITE 700
                           WASHINGTON, D.C. 20006_1608
                                 (202) 776_7800

                                       FAX
                                 (202) 776_7801

                               www.duanemorris.com

                                October 17, 2001

                                                               PHILADELPHIA, PA
                                                               NEW YORK, NY
                                                               LONDON, ENGLAND
                                                               CHICAGO, IL
                                                               SAN FRANCISCO, CA
                                                               BOSTON, MA
                                                               MIAMI, FL
                                                               WILMINGTON, DE
                                                               HARRISBURG, PA
                                                               WAYNE, PA
                                                               CHERRY HILL, NJ
                                                               NEWARK, NJ
                                                               WESTCHESTER, NY
                                                               PRINCETON, NJ
                                                               PALM BEACH, FL
                                                               ALLENTOWN, PA
                                                               HOUSTON, TX
                                                               BANGOR, ME


NBT Bancorp Inc.
52 South Broad Street
Norwich, New York 13815

Gentlemen:

         We have acted as special counsel to NBT Bancorp Inc. (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") relative to the offer and sale by the Company of up to 4,275,353 shares (the "Shares") of common stock, $.01 par value per share ("Common Stock"), pursuant to the Company's 1993 Stock Option Plan (the "Plan").

         As special counsel to the Company, we have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, including the resolutions of the Company's board of directors and other records relating to the authorization, registration, sale, and issuance of the Shares, communications or certifications of public officials, certificates of officers, directors and representatives of the Company and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares to be issued by the Company as described in the Registration Statement, when issued in accordance with the terms and conditions of the Plan, will be validly issued, fully paid, and non-assessable.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and any amendment thereto.

                                               Sincerely,

                                               /s/ DUANE, MORRIS & HECKSCHER LLP